Registration Number 33-28398

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	63-0366371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Urban Center Drive, Birmingham, Alabama 35242
205/298-3000
(Address of Principal Executive Offices)

Vulcan Materials Company Construction Materials Division Hourly Employees Savings Plan
(Full Title of Plan)

William F. Denson, III, Esq.
General Counsel
Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242
205/298-3000
(Name, address, including zip code and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value per share......	200,000 shares*	**	$7,814,000.00	$718.89

*In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employees benefit plan described herein.
**Not applicable.
***Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rules 457(h)(1) and (c) under the Securities Act of 1933. The registration fee was calculated pursuant to Rules 457(h)(1) and (c) and based upon the average of the high and low prices ($39.07) reported on the New York Stock Exchange on September 18, 2002.

        Vulcan Materials Company, a New Jersey corporation (the "Company"), hereby incorporates herein by this reference, the contents of the Registration Statement on Form S-8 filed by the Company on April 28, 1989, the Registration Statement on Form S-8 filed by the Company on March 11, 1996 and the Registration Statement on Form S-8 by the Company on June 29, 2000 (Registration No. 33-28398) (the "Registration Statement").

Item 8.	Exhibits.
The following exhibits are filed as part of this Registration Statement:
5(a) 23(a) 23(b) 24(a)

Opinion of William F. Denson, III, as to the legality of the securities being registered.
Consent of Deloitte & Touche LLP.
Consent of William F. Denson, III (contained in Exhibit 5(a)).
Powers of Attorney.

SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 19, 2002.

VULCAN MATERIALS COMPANY
By: /s/Donald M. James Donald M. James Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Donald M. James Donald M. James	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2002

/s/Mark E. Tomkins Mark E. Tomkins	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	September 19, 2002

/s/Ejaz A. Khan Ejaz A. Khan	Vice President, Controller and Chief Information Officer (Principal Accounting Officer)	September 19, 2002
Philip J. Carroll, Jr. Livio D. DeSimone Phillip W. Farmer H. Allen Franklin Ann McLaughlin Korologos Douglas J. McGregor James V. Napier Donald B. Rice Orin R. Smith	Director Director Director Director Director Director Director Director Director
/s/William F. Denson, III William F. Denson, III Attorney-in-Fact For Each of the Directors Listed Above		September 19, 2002

        The Plan.    Pursuant to the requirements of the Securities Act of 1933, as amended, the administrators duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 19, 2002.

VULCAN MATERIALS COMPANY CONSTRUCTION MATERIALS DIVISION HOURLY EMPLOYEES SAVINGS PLAN
By: /s/Charles D. Lockhart Charles D. Lockhart Chairman and Member of Administration Committee

By: /s/Peter E. Printz Peter E. Printz Member of Administration Committee

By: /s/Norman Jetmundsen, Jr. Norman Jetmundsen, Jr. Member of Administration Committee

By: /s/Bennie W. Bumpers Bennie W. Bumpers Member of Administration Committee